Exhibit 99.1

SolarEdge Announces Second Quarter 2023 Financial Results

MILPITAS, Calif. — August 1, 2023. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•	Record revenues of $991.3 million

•	Record revenues from solar segment of $947.4 million

•	GAAP gross margin of 32.0%

•	Non-GAAP gross margin* of 32.7%

•	Gross margin from solar segment of 34.7%

•	Record GAAP operating income of $150.4 million

•	Record non-GAAP operating income* of $191.0 million

•	GAAP net income of $119.5 million

•	Non-GAAP net income* of $157.4 million

•	GAAP net diluted earnings per share (“EPS”) of $2.03

•	Non-GAAP net diluted EPS* of $2.62

•	Record 4.3 Gigawatts (AC) of inverters shipped

•	269 MWh of batteries shipped

“We are pleased with our results for the second quarter, in particular our strong performance in Europe in both the residential and commercial solar segments. While the U.S. residential solar market is currently seeing some headwinds primarily related to higher interest rates, we are navigating through this period by leveraging our geographic and multi-segment strengths in the solar markets and expect to benefit from the positive long-term outlook for this sector,” said Zvi Lando, Chief Executive Officer of SolarEdge.

Second Quarter 2023 Summary

The Company reported record revenues of $991.3 million, up 5% from $943.9 million in the prior quarter and up 36% from $727.8 million in the same quarter last year.

Revenues from the solar segment were a record $947.4 million, up 4% from $908.5 million in the prior quarter and up 38% from $687.6 million in the same quarter last year.

GAAP gross margin was 32.0%, up from 31.8% in the prior quarter and up from 25.1% in the same quarter last year.

Non-GAAP gross margin* was 32.7%, up slightly from 32.6% in the prior quarter and up from 26.7% in the same quarter last year.

Gross margin from the solar segment was 34.7%, down slightly from 35.0% in the prior quarter and up from 28.1% in the same quarter last year.

GAAP operating expenses were $166.9 million, up 7% from $156.0 million in the prior quarter and up 14% from $146.6 million in the same quarter last year.

Non-GAAP operating expenses* were $133.3 million, up 8% from $123.6 million in the prior quarter and up 22% from $109.6 million in the same quarter last year.

GAAP operating income was a record $150.4 million, up 4% from $144.2 million in the prior quarter and up 318% from $36.0 million in the same quarter last year.

Non-GAAP operating income* was a record $191.0 million, up 4% from $183.8 million in the prior quarter and up 126% from $84.7 million in the same quarter last year.

GAAP net income was $119.5 million, down 14% from $138.4 million in the prior quarter and up 692% from $15.1 million in the same quarter last year.

Non-GAAP net income* was $157.4 million, down 10% from $174.5 million in the prior quarter and up 177% from $56.7 million in the same quarter last year.

GAAP net diluted EPS was $2.03, down from $2.35 in the prior quarter and up from $0.26 in the same quarter last year.

Non-GAAP net diluted EPS* was $2.62, down from $2.90 in the prior quarter and up from $0.95 in the same quarter last year.

Cash used in operating activities was $88.7 million, compared with $7.9 million generated from operating activities in the prior quarter and $77.4 million generated from operating activities in the same quarter last year.

As of June 30, 2023, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $853.5 million, net of debt, compared to $1.01 billion on March 31, 2023.

Outlook for the Third Quarter 2023

The Company also provides guidance for the third quarter ending September 30, 2023 as follows:

•	Revenues to be within the range of $880 million to $920 million

•	Non-GAAP gross margin** expected to be within the range of 28% to 31%

•	Non-GAAP operating income** to be within the range of $115 million to $135 million

•	Revenues from the solar segment to be within the range of $850 million to $890 million

•	Gross margin from the solar segment expected to be within the range of 30% to 33%

______________________________________________________________________________

* Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

**Non-GAAP gross margin and Non-GAAP operating income are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Non-GAAP gross margin and Non-GAAP operating income are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Conference Call

The Company will host a conference call to discuss these results at 4:30 p.m. ET on Tuesday, August 1, 2023. The call will be available, live, to interested parties by dialing 877-888-4294. For international callers, please dial +1 785-424-1881. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Non-GAAP measures are presented in this press release because we believe that they provide investors with a means of evaluating and understanding how the Company’s management evaluates the Company’s operating performance. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of August 1, 2023.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited
Revenues	$991,290	$727,774	$1,935,179	$1,382,854
Cost of revenues	673,985	545,132	1,317,748	1,021,254
Gross profit	317,305	182,642	617,431	361,600
Operating expenses:
Research and development	86,526	74,847	166,399	141,196
Sales and marketing	44,222	38,975	85,188	74,291
General and administrative	36,199	28,121	72,766	54,550
Other operating expense (income), net	—	4,687	(1,434)	4,687
Total operating expenses	166,947	146,630	322,919	274,724
Operating income	150,358	36,012	294,512	86,876
Financial income (expense), net	3,384	(14,311)	27,058	(18,916)
Other loss	—	—	(125)	(844)
Income before income taxes	153,742	21,701	321,445	67,116
Income taxes	34,232	6,617	63,557	18,909
Net income	$119,510	$15,084	$257,888	$48,207

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$557,744	$783,112
Marketable securities	493,176	241,117
Trade receivables, net of allowances of $6,890 and $3,202, respectively	1,149,820	905,146
Inventories, net	984,194	729,201
Prepaid expenses and other current assets	264,188	241,082
Total current assets	3,449,122	2,899,658
LONG-TERM ASSETS:
Marketable securities	435,800	645,491
Deferred tax assets, net	49,993	44,153
Property, plant and equipment, net	580,503	543,969
Operating lease right-of-use assets, net	66,387	62,754
Intangible assets, net	43,656	19,929
Goodwill	42,332	31,189
Other long-term assets	28,772	18,806
Total long-term assets	1,247,443	1,366,291
Total assets	$4,696,565	$4,265,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	434,602	459,831
Employees and payroll accruals	74,709	85,158
Warranty obligations	146,150	103,975
Deferred revenues and customers advances	28,135	26,641
Accrued expenses and other current liabilities	214,133	214,112
Total current liabilities	897,729	889,717
LONG-TERM LIABILITIES:
Convertible senior notes, net	625,914	624,451
Warranty obligations	342,437	281,082
Deferred revenues	204,693	186,936
Finance lease liabilities	42,208	45,385
Operating lease liabilities	47,046	46,256
Other long-term liabilities	16,349	15,756
Total long-term liabilities	1,278,647	1,199,866
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares as of June 30, 2023 and December 31, 2022; issued and outstanding: 56,556,340 and 56,133,404 shares as of June 30, 2023 and December 31, 2022, respectively	6	6
Additional paid-in capital	1,595,890	1,505,632
Accumulated other comprehensive loss	(77,432)	(73,109)
Retained earnings	1,001,725	743,837
Total stockholders’ equity	2,520,189	2,176,366
Total liabilities and stockholders’ equity	$4,696,565	$4,265,949

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$257,888	$48,207
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	26,725	24,138
Loss (gain) from exchange rate fluctuations	(23,214)	20,398
Stock-based compensation expenses	78,200	71,181
Impairment of goodwill and intangible assets	—	4,008
Deferred income taxes, net	(7,636)	(1,092)
Other items	4,783	11,396
Changes in assets and liabilities:
Inventories, net	(246,193)	(93,348)
Prepaid expenses and other assets	(33,285)	(79,215)
Trade receivables, net	(235,086)	(235,316)
Trade payables, net	(22,304)	(7,339)
Employees and payroll accruals	8,283	5,202
Warranty obligations	103,524	59,588
Deferred revenues and customers advances	17,222	32,277
Accrued expenses and other liabilities, net	(9,695)	54,341
Net cash used in operating activities	(80,788)	(85,574)
Cash flows from investing activities:
Investment in available-for-sale marketable securities	(124,138)	(362,119)
Proceed from sales and maturities of available-for-sale marketable securities	86,813	126,287
Purchase of property, plant and equipment	(84,075)	(91,884)
Business combinations, net of cash acquired	(16,653)	—
Purchase of intangible assets	(10,000)	—
Investment in privately-held companies	(6,750)	—
Proceed from government grants in relation to capital expenditures	6,797	—
Other investing activities	3,552	1,783
Net cash used in investing activities	(144,454)	(325,933)
Cash flows from financing activities:
Tax withholding in connection with stock-based awards, net	(8,811)	(2,318)
Payment of finance lease liability	(1,428)	(1,374)
Proceeds from secondary public offering, net of issuance costs	—	650,526
Other financing activities	98	1,572
Net cash provided by (used in) financing activities	(10,141)	648,406
Increase (decrease) in cash and cash equivalents	(235,383)	236,899
Cash and cash equivalents at the beginning of the period	783,112	530,089
Effect of exchange rate differences on cash and cash equivalents	10,015	(21,454)
Cash and cash equivalents at the end of the period	557,744	745,534

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q2-22	Q3-22	Q4-22	Q1-23	Q2-23
Gross profit (GAAP)	$182,642	$222,001	$261,047	$300,126	$317,305
Revenues from finance component	(146)	(159)	(174)	(187)	(202)
Stock-based compensation	5,286	4,661	6,810	5,927	5,923
Amortization of stock-based compensation capitalized in inventories	—	—	—	—	316
Disposal of assets related to Critical Power	4,314	—	—	—	—
Amortization and depreciation of acquired asset	2,184	2,064	961	1,515	872
Gross profit (Non-GAAP)	$194,280	$228,567	$268,644	$307,381	$324,214

Gross margin (GAAP)	25.1%	26.5%	29.3%	31.8%	32.0%
Revenues from finance component	0.0%	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	0.7%	0.6%	0.8%	0.6%	0.6%
Amortization of stock-based compensation capitalized in inventories	—%	—%	—%	—%	0.0%
Disposal of assets related to Critical Power	0.6%	—%	—%	—%	—%
Amortization and depreciation of acquired assets	0.3%	0.2%	0.1%	0.2%	0.1%
Gross margin (Non-GAAP)	26.7%	27.3%	30.2%	32.6%	32.7%

Operating expenses (GAAP)	$146,630	$137,594	$266,210	$155,972	$166,947
Stock-based compensation - R&D	(16,819)	(14,553)	(16,854)	(17,209)	(17,272)
Stock-based compensation - S&M	(7,047)	(9,341)	(7,928)	(8,079)	(7,822)
Stock-based compensation - G&A	(7,922)	(7,196)	(7,015)	(8,020)	(7,948)
Amortization and depreciation of acquired assets - R&D	(300)	(302)	(301)	(313)	(289)
Amortization and depreciation of acquired assets - S&M	(226)	(187)	(173)	(181)	(235)
Amortization and depreciation of acquired assets - G&A	(5)	(6)	(4)	(26)	17
Assets impairment	(4,696)	19	(114,473)	—	—
Gain (loss) from assets sales and disposal	—	2,303	(102)	1,434	—
Acquisition costs	—	—	(350)	—	(135)
Operating expenses (Non-GAAP)	$109,615	$108,331	$119,010	$123,578	$133,263

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q2-22	Q3-22	Q4-22	Q1-23	Q2-23
Operating income (loss) (GAAP)	$36,012	$84,407	$(5,163)	$144,154	$150,358
Revenues from finance component	(146)	(159)	(174)	(187)	(202)
Disposal of assets related to Critical Power	4,314	—	—	—	—
Stock-based compensation	37,074	35,751	38,607	39,235	38,965
Amortization of stock-based compensation capitalized in inventories	—	—	—	—	316
Amortization and depreciation of acquired assets	2,715	2,559	1,439	2,035	1,379
Assets impairment	4,696	(19)	114,473	—	—
Loss (gain) from assets sales and disposal	—	(2,303)	102	(1,434)	—
Acquisition costs	—	—	350	—	135
Operating income (Non-GAAP)	$84,665	$120,236	$149,634	$183,803	$190,951

Financial income (expense), net (GAAP)	$(14,311)	$(33,025)	$56,101	$23,674	$3,384
Non cash interest expense	2,427	2,505	2,685	2,892	3,105
Unrealized losses (gains)	—	—	(170)	—	—
Currency fluctuation related to lease standard	(9,028)	(1,116)	749	(2,519)	(2,107)
Financial income (expense), net (Non-GAAP)	$(20,912)	$(31,636)	$59,365	$24,047	$4,382

Other income (loss) (GAAP)	$—	$7,533	$186	$(125)	$—
Gain from sale of investment in privately-held company	—	(7,533)	(186)	—	—
Other income (loss) (Non-GAAP)	$—	$—	$—	$(125)	$—

Income tax benefit (expense) (GAAP)	$(6,617)	$(34,172)	$(30,295)	$(29,325)	$(34,232)
Income tax adjustment	(389)	(291)	(7,186)	(3,901)	(3,735)
Income tax benefit (expense) (Non-GAAP)	$(7,006)	$(34,463)	$(37,481)	$(33,226)	$(37,967)

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q2-22	Q3-22	Q4-22	Q1-23	Q2-23
Net income (GAAP)	$15,084	$24,743	$20,829	$138,378	$119,510
Revenues from finance component	(146)	(159)	(174)	(187)	(202)
Disposal of assets related to Critical Power	4,314	—	—	—	—
Stock-based compensation	37,074	35,751	38,607	39,235	38,965
Amortization of stock-based compensation capitalized in inventories	—	—	—	—	316
Amortization and depreciation of acquired assets	2,715	2,559	1,439	2,035	1,379
Assets impairment	4,696	(19)	114,473	—	—
Loss (gain) from assets sales and disposal	—	(2,303)	102	(1,434)	—
Acquisition costs	—	—	350	—	135
Non cash interest expense	2,427	2,505	2,685	2,892	3,105
Unrealized losses (gains)	—	—	(170)	—	—
Currency fluctuation related to lease standard	(9,028)	(1,116)	749	(2,519)	(2,107)
Gain from sale of investment in privately-held company	—	(7,533)	(186)	—	—
Income tax adjustment	(389)	(291)	(7,186)	(3,901)	(3,735)
Net income (Non-GAAP)	$56,747	$54,137	$171,518	$174,499	$157,366

Net basic earnings per share (GAAP)	$0.27	$0.44	$0.37	$2.46	$2.12
Revenues from finance component	0.00	0.00	0.00	0.00	(0.01)
Disposal of assets related to Critical Power	0.08	—	—	—	—
Stock-based compensation	0.67	0.64	0.69	0.70	0.70
Amortization of stock-based compensation capitalized in inventories	—	—	—	—	0.00
Amortization and depreciation of acquired assets	0.04	0.05	0.02	0.03	0.03
Assets impairment	0.09	0.00	2.05	—	—
Loss (gain) from assets sales and disposal	—	(0.04)	0.00	(0.02)	—
Acquisition costs	—	—	0.01	—	0.00
Non cash interest expense	0.04	0.04	0.05	0.05	0.05
Unrealized losses (gains)	—	—	(0.01)	—	—
Currency fluctuation related to lease standard	(0.16)	(0.02)	0.02	(0.05)	(0.03)
Gain from sale of investment in privately-held company	—	(0.13)	(0.01)	—	—
Income tax adjustment	(0.01)	(0.01)	(0.13)	(0.07)	(0.07)
Net basic earnings per share (Non-GAAP)	$1.02	$0.97	$3.06	$3.10	$2.79

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q2-22	Q3-22	Q4-22	Q1-23	Q2-23
Net diluted earnings per share (GAAP)	$0.26	$0.43	$0.36	$2.35	$2.03
Revenues from finance component	0.00	0.00	0.00	(0.01)	(0.01)
Disposal of assets related to Critical Power	0.08	—	—	—	—
Stock-based compensation	0.62	0.59	0.64	0.62	0.62
Amortization of stock-based compensation capitalized in inventories	—	—	—	—	0.00
Amortization and depreciation of acquired assets	0.04	0.05	0.02	0.03	0.03
Assets impairment	0.08	0.00	1.91	—	—
Loss (gain) from assets sales and disposal	—	(0.04)	0.00	(0.02)	—
Acquisition costs	—	—	0.01	—	0.00
Non cash interest expense	0.03	0.03	0.03	0.04	0.04
Unrealized losses (gains)	—	—	0.00	—	—
Currency fluctuation related to lease standard	(0.15)	(0.02)	0.01	(0.04)	(0.03)
Gain from sale of investment in privately-held company	—	(0.13)	0.00	—	—
Income tax adjustment	(0.01)	0.00	(0.12)	(0.07)	(0.06)
Net diluted earnings per share (Non-GAAP)	$0.95	$0.91	$2.86	$2.90	$2.62

Number of shares used in computing net diluted earnings per share (GAAP)	58,564,734	58,747,538	58,734,719	59,193,831	59,183,666
Stock-based compensation	904,781	784,228	1,237,266	939,571	986,527
Number of shares used in computing net diluted earnings per share (Non-GAAP)	59,469,515	59,531,766	59,971,985	60,133,402	60,170,193